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                                                                    EXHIBIT 99.1



                                             [GOLDEN TELECOM LOGO]


FOR MORE INFORMATION, CONTACT:
Public Relations:
John Rose
e-mail: goldentelecom@rose.ru
(Moscow) tel.: +7-095-956-7885;
         fax:  +7-095-956-7882
(New York) voicemail/fax: 212-504-3038

Investor Relations:
e-mail: investorrelations@gti.ru
tel.: +7-501-797-9309;
fax:  +7-501-797-9332
www.goldentelecom.ru

FOR IMMEDIATE RELEASE

   Alfa Group, Baring Vostok And Capital International Finalize Acquisition Of
      $125 Million In Golden Telecom Common Stock From Global TeleSystems.

               GOLDEN TELECOM WINS A DIVERSIFIED SHAREHOLDER BASE.

MOSCOW (11 MAY 2001) - Golden Telecom, Inc. (Nasdaq: GLDN) announced today that its majority shareholder, Global TeleSystems (GTS), has completed its sale of
12.2 million shares, or approximately 50 percent stake, in Golden Telecom for $10.25 per share to Russia's Alfa Group, together with investment funds managed by Baring Vostok Capital Partners ("Baring Vostok") and Capital International Global Emerging Markets Private Equity Fund, L.P. ("Capital").

Golden Telecom President and CEO, Stewart Reich commented on the GTS sale: "We are very excited to have Alfa take a significant ownership interest in the company. We now have a strong and diversified shareholder base which includes Russia's highly respected financial organization, Alfa Group, along with GTS, European Bank of Reconstruction and Development (EBRD), Capital, Baring Vostok, the Soros Group, a variety of institutional investors and the general public."

                      GOLDEN TELECOM NO LONGER CONTROLLED
                            BY A SINGLE SHAREHOLDER

                                  [PIE CHART]

                        Global TeleSystems       11.6%
                        Public                   13.6%
                        EBRD                     12.2%
                        Baring Vostok             7.6%
                        Capital International     8.8%
                        Soros Designees           2.6%
                        Alfa Group               43.6%


According to the terms of the transaction, Alfa Group has invested $110 million for 10.7 million shares - a 43.6 percent stake in the company. Current shareholders, Baring Vostok and Capital, who together previously owned 10.5 percent of Golden Telecom, have invested $15 million -- increasing their current shareholding to 7.6 percent and 8.8 percent respectively. The parties have also received options to acquire most of GTS's remaining 11.6 percent stake.

"For investors interested in Russia, we now offer the best possible combination
- a Nasdaq-listed company operating under international accounting and corporate governance standards with the home-court advantage of a strong Russian shareholding," said Reich.

As part of this transaction, Alfa Group will receive three of the nine seats on Golden Telecom's Board of Directors.

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Golden Telecom Now has Diversified Shareholder Base.                      Page 2



Alfa Group's nominees to the Golden Telecom Board of Directors include Peter Aven, President, Alfa Bank; Andrei Kosogov, First Deputy Chairman of the Executive Board, Alfa Bank; and Tigran Agadjanov, Senior Vice President, Alfa Bank. Baring Vostok Managing Partner, Michael Calvey, will also join the Board. Other Board members include Robert J. Amman, Chairman and Chief Executive Officer, GTS; Ashley Dunster, Vice President, Global Private Equity, Capital International Research, Inc.; Izzet Guney, Director, Telecommunications, Informatics and Media Sector, European Bank for Reconstruction and Development; and Stewart P. Reich, President and Chief Executive Officer, Golden Telecom, Inc. A nominee for the open for the remaining seat will be announced prior to Golden Telecom's Annual Meeting in London on June 26th.

Exiting the Board will be Grier C. Raclin, Executive Vice President, External Affairs General Counsel, Corporate Secretary, GTS; Stewart Paperin, Executive Vice President and Chief Financial Officer, The Soros Foundations; Robert A. Schriesheim, Executive Vice President, Chief Financial Officer, GTS; and Jeffrey
H. Von Deylen, Senior Vice President, Finance, GTS. Alexandr Knaster, Chief Executive Officer, Alfa Bank, resigned from the Board in March.

ABOUT GOLDEN TELECOM (www.goldentelecom.ru)
Golden Telecom, Inc., NASDAQ "GLDN" is a leading facilities-based provider of integrated telecommunications and Internet services in major population centers throughout Russia and other countries of the Commonwealth of Independent States
(CIS). The company offers competitive local exchange carrier services using its overlay network in Moscow, Kiev and Saint Petersburg; data and long-distance services using a fiber optic and satellite-based network - including more than 135 combined access points in Russia and other countries of the CIS; dedicated and dial-up Internet access to businesses and consumers; Internet content through numerous web brands powered by its Russia-On-Line portal; and mobile services.

ABOUT ALFA GROUP (www.alfa-bank.com, www.alfabank.ru)
Alfa Group Consortium is a major, privately owned Russian financial and industrial group with interests ranging from oil to real estate and supermarkets. Alfa Bank is one of its core holdings and the largest privately owned bank in Russia with branches across nine time zones in Russia, Ukraine, and Kazakhstan, as well as subsidiaries in London and Amsterdam. The Bank is active in commercial and investment banking, asset management and insurance, and as of December 2000 had total assets of approximately $1.5 billion and capital of more than $150 million. Since it's founding in 1990, Alfa Bank/Group has successfully invested in over 30 companies. Alfa Bank CEO Alex Knaster is former President and CEO of Credit Suisse First Boston, Moscow and Harvard MBA.

ABOUT BARING VOSTOK CAPITAL PARTNERS (www.bvcp.ru) AND BARING PRIVATE EQUITY PARTNERS (www.bpep.com)
Baring Vostok Capital Partners is a private equity firm with offices in Moscow and Kiev. Currently, Baring Vostok manages 3 investment funds with total capital in excess of $300 million. Baring Vostok is a subsidiary of Baring Private Equity Partners ("BPEP") a global private equity firm with approximately $2.0 billion of funds under management and 21 offices in 17 countries worldwide. BPEP is a business unit of ING Asset Management. ING Group is a global financial institution that is active in the field of banking insurance and asset management in more than 60 countries with over 90,000 employees.

ABOUT CAPITAL INTERNATIONAL GLOBAL EMERGING MARKETS PRIVATE EQUITY FUND, L.P. (www.capgroup.com)
Capital International Global Emerging Markets Private Equity Fund, L.P. is a 600 million private equity fund managed by Capital International, Inc. ("CII"). CII, a subsidiary of The Capital Group of Companies Inc., is one of the largest and most experienced emerging markets investment managers in the world with over $30 billion of emerging markets assets under management.

ABOUT GLOBAL TELESYSTEMS (www.gts.com)
Global TeleSystems, Inc. (GTS) (NYSE: GTS; EASDAQ: GTSG; Frankfurt: GTS) is the leading provider of broadband optical and IP network services to carriers, service providers, and corporations across Europe via Ebone, its wholly-owned broadband and data services division. As Europe's original and most experienced broadband and

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Golden Telecom Now has Diversified Shareholder Base.                      Page 3



optical networking company, Ebone operates Europe's largest cross-border fibre optic network and largest Internet backbone. Ebone also operates seven city enterprise networks (CENS), which provide intra-city bandwidth, and trans-Atlantic fibre network facilities connecting Europe and North America. As part of its Business Services unit, which is currently for sale, GTS serves small and medium sized enterprises (SMEs) in 12 European countries. GTS has its operating headquarters in London. Other corporate offices are located in Washington, D.C., Brussels and Cork, Ireland.


STATEMENTS MADE IN THIS PRESS RELEASE, INCLUDING THE ANTICIPATED COMPOSITION OF THE GOLDEN TELECOM BOARD OF DIRECTORS, ARE FORWARD LOOKING AND ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE SECURITIES LITIGATION REFORM ACT OF 1995. IT IS IMPORTANT TO NOTE THAT SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, WHICH MAY CAUSE RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH IN THESE STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE THE RISK THAT THE NOMINEES TO THE BOARD OF DIRECTORS MAY NOT BE ELECTED. ADDITIONAL INFORMATION CONCERNING FACTORS THAT COULD CAUSE RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD LOOKING STATEMENTS ARE CONTAINED IN THE COMPANY'S FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, INCLUDING, BUT NOT LIMITED TO, FORM10-K FOR YEAR 2000 FILED MARCH 16, 2001. ADDITIONAL INFORMATION MAY ALSO BE CONTAINED IN THE FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION SUBMITTED BY GLOBAL TELESYSTEMS, INC.


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